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                          [LATHAM & WATKINS LETTERHEAD]



                               September 22, 1999







Park Place Entertainment Corporation
3930 Howard Hughes Parkway
Las Vegas, Nevada  89109

                  Re:      Park Place Entertainment Corporation
                           Registration of 7.95% Senior Notes due 2003
                           -------------------------------------------

Ladies and Gentlemen:

                  In connection with the registration of up to $300,000,000 in aggregate principal amount of 7.95% Senior Notes due 2003 (the "Exchange Notes") by Park Place Entertainment Corporation, a Delaware corporation (the "Company"), on a registration statement on Form S-4 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Exchange Notes will be issued pursuant to an indenture, a copy of which is filed as an exhibit to the Registration Statement, by and among the Company and Norwest Bank Minnesota, N.A., as trustee, dated as of August 2, 1999, as it may be supplemented or amended from time to time (the "Indenture"). Capitalized terms used herein without definition have the meanings given to them in the Indenture.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Exchange Notes, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and terms of such issuance will otherwise be in compliance with law.

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Park Place Entertainment Corporation
September 22, 1999
Page 2

                  As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

                  We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Exchange Notes, when authenticated by the Trustee and executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the following limitations, qualifications and exceptions:

                  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

                  (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

                  (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

                  (iv) to the extent that enforceability may be limited due to the existence of an untrue statement of a material fact in the Registration Statement or omission to state a material

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Park Place Entertainment Corporation
September 22, 1999
Page 3

fact therein necessary to make the statements in the Registration Statement not misleading; it being understood that we express no view with respect thereto;

                  (v) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable; and

                  (vi) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.15 of the Indenture.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

                                       Very truly yours,

                                       /s/ Latham & Watkins